Exhibit 10.2

AMENDMENT NO. 3
TO MASTER REPURCHASE AGREEMENT

Amendment No. 3, dated as of September 18, 2013 (this “Amendment”), among CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (the “Buyer”), EXCEL MORTGAGE SERVICING, INC. (the “Seller”), INTEGRATED REAL ESTATE SERVICE CORP. and IMPAC MORTGAGE HOLDINGS, INC. (the “Guarantors”).

RECITALS

The Buyer, the Seller and the Guarantors are parties to that certain Master Repurchase Agreement, dated as of September 21, 2012 (the “Existing Master Repurchase Agreement”; and as further amended by Amendment No. 1, dated as of February 21, 2013, Amendment No. 2, dated as of May 2, 2013, and this Amendment, the “Master Repurchase Agreement”), and the related Pricing Side Letter, dated as of September 21, 2012.  The Guarantors are parties to that certain Guaranty (the “Guaranty”), dated as of September 21, 2012, as the same may be further amended from time to time.  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Master Repurchase Agreement.

The Buyer, the Seller and the Guarantors have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.  As a condition precedent to amending the Existing Master Repurchase Agreement, the Buyer has required the Guarantors to ratify and affirm the Guaranty on the date hereof.

Accordingly, the Buyer, the Seller and the Guarantors hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

SECTION 1.                            Amendments to the Existing Master Repurchase Agreement.

1.1                               Definitions.  Section 2 of the Existing Master Repurchase Agreement is hereby amended by:

(a)                                 Adding the following definitions in their proper alphabetical order:

“Additional Repurchase Assets” has the meaning set forth in Section 8.d. hereof.

“Agreement Repurchase Assets” has the meaning set forth in Section 8.a hereof.

“Repledge Agreement” means that certain Master Repurchase Agreement (Repledge Facility), dated as of September 18, 2013, among Buyer, Guarantors and Seller, as amended from time to time.

“Repledge Repurchase Documents” means “Program Agreements” as defined in the Repledge Agreement.

“Repledge Repurchase Rights” has the meaning set forth in Section 8.d. hereof.

“USDA Loan” means a first lien Mortgage Loan originated in accordance with the criteria established by and guaranteed by the United States Department of Agriculture.

(b)                                 (i)  Deleting the definition of “Non-Utilization Fee” in its entirety, and (ii) deleting the definitions of “Mortgage Loan” and “Obligations” in their entirety and replacing them with the following:

“Mortgage Loan” means any first lien closed Conforming Mortgage Loan, Conforming High LTV Loan, Jumbo Mortgage Loan, FHA Loan, USDA Loan, VA Loan or FHA 203(k) Loan which is a fixed or floating-rate, one-to-four-family residential mortgage or home equity loan evidenced by a promissory note and secured by a first lien mortgage, which satisfies the requirements set forth in the Underwriting Guidelines and Section 13.b hereof; provided, however, that, except with respect to Conforming High LTV Loans and as expressly approved in writing by Buyer, Mortgage Loans shall not include any “high-LTV” loans (i.e., a mortgage loan having a loan-to-value ratio in excess of (a) with respect to FHA Loans or VA Loans, 97% (other than VA High LTV Loans), (b) with respect to Conforming Mortgage Loans (other than Conforming High LTV Loans), up to but not including 105% (provided that Conforming Mortgage Loans, other than Conforming High LTV Loans, with an LTV of 80% or higher must be covered by primary mortgage insurance) or (c) such lower percentage set forth in the Underwriting Guidelines) or any High Cost Mortgage Loans and; provided, further, that the related Purchase Date is no more than thirty (30) days (or if the applicable Purchased Mortgage Loan was subject to a transaction under the Repledge Repurchase Documents then ninety (90) days) following the origination date.

“Obligations” means (a) all of Seller’s indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Price Differential Payment Date, and other obligations and liabilities, to Buyer or Custodian arising under the Program Agreements, whether now existing or hereafter arising; (b) any and all sums paid by Buyer or on behalf of Buyer in order to preserve any Purchased Mortgage Loan or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Mortgage Loan, or of any exercise by Buyer of its rights under the Program Agreements, including, without limitation, attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Buyer or Custodian or both pursuant to the Program Agreements; and (e) all of Seller’s and each Guarantor’s obligations under the Repledge Repurchase Agreement and other Repledge Repurchase Documents.

1.2                               Program; Initiation of Transactions.  Section 3a. of the Existing Master Repurchase Agreement is hereby amended by deleting the last sentence at the end of such section and replacing it with the following:

“The aggregate Purchase Price of Purchased Mortgage Loans subject to outstanding Transactions shall not exceed the Maximum Available Purchase Price.”

1.3                               Security Interest.  (a) Subparagraph a. of Section 8 of the Existing Master Repurchase Agreement is hereby amended by deleting the parenthetical at the end such subparagraph and replacing it with the following:

“(collectively, the “Agreement Repurchase Assets”).”

(b)                                 Section 8 of the Existing Master Repurchase Agreement is hereby amended by adding the following subparagraph d. at the end of such section:

“d.                                Buyer and Seller hereby agree that in order to further secure Seller’s Obligations hereunder, Seller hereby grants to Buyer a security interest in (i) Seller’s rights (but not its obligations) under the Repledge Repurchase Documents including without limitation any rights to receive payments thereunder or any rights to collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repledge Repurchase Rights”) and (ii) all collateral however defined or described under the Repledge Repurchase Documents to the extent not otherwise included under the definitions of Repledge Repurchase Rights (such collateral, “Additional Repurchase Assets”; together with the Agreement Repurchase Assets, the “Repurchase Assets”).  Seller hereby delivers an irrevocable instruction to the Buyer under the Repledge Repurchase Documents that upon receipt of notice of an Event of Default under this Agreement, the Buyer thereunder is authorized and instructed to remit to Buyer hereunder directly any amounts otherwise payable to Seller and to deliver to Buyer all collateral otherwise deliverable to Seller.  In furtherance of the foregoing, upon repayment of the outstanding purchase price under the Repledge Repurchase Agreement and termination of all obligations of the Buyer thereunder or other termination of the Repledge Repurchase Documents following repayment of all obligations thereunder that the Repledge Repurchase Document deliver to Buyer hereunder any collateral (as such term may be defined under the Repledge Repurchase Documents) then in its possession or control.”

1.4                               Events of Default.  Subparagraph b. of Section 15 of the Existing Master Repurchase Agreement is hereby amended by deleting such subparagraph and replacing it with the following:

“b.                                Cross Default.  Seller, Guarantors or any of their Affiliates shall be in default under (i) any Repledge Repurchase Document, (ii) any Indebtedness, in the aggregate, in excess of (x) $1,000,000 with respect to Seller, IRES or an Affiliate that is a party to a Program Agreement or (y) $2,000,000 with respect to

Impac, in each case, which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (iii) any other contract or contracts, in the aggregate in excess of (x) $1,000,000 to which Seller, IRES or such Affiliate that is a party to a Program Agreement is a party or (y) $2,000,000 to which Impac is a party, in each case which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.”

1.5                               Schedule 1.  Subparagraph (nn) of Schedule 1 of the Existing Master Repurchase  Agreement is hereby amended by deleting such subparagraph and replacing it with the following:

“(nn)                    Origination Date.  The Purchase Date is no more than thirty (30) days (or if the applicable Purchased Mortgage Loan was subject to a transaction under the Repledge Repurchase Documents then ninety (90) days) following the origination date.”

SECTION 2.                            Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

2.1                               Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)                                 this Amendment, executed and delivered by the Guarantors, the Buyer and the Seller;

(b)                                 Amendment No. 5 to the Pricing Side Letter, executed and delivered by the Guarantors, the Buyer and the Seller;

(c)                                  Uniform Commercial Code amendments on form UCC-3 to amend the filings to incorporate the changes to Section 8.d. of the Master Repurchase Agreement; and

(d)                                 such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 3.                            Representations and Warranties.  The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Master Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Master Repurchase Agreement.

SECTION 4.                            Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 5.                            Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6.                            Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7.                            GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS THEREOF.

SECTION 8.                            Reaffirmation of Guaranty.  The Guarantors hereby ratify and affirm all of the terms, covenants, conditions and obligations of the Guaranty and acknowledge and agree that the term “Obligations” as used in the Guaranty shall apply to all of the Obligations of Seller to Buyer under the Master Repurchase Agreement, as amended hereby.

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IN WITNESS WHEREOF, the undersigned have caused this Master Repurchase Agreement to be duly executed as of the date first above written.

Credit Suisse First Boston Mortgage Capital LLC, as Buyer

By:	/s/ Adam Loskove
Name:	Adam Loskove
Title:	Vice President

Excel Mortgage Servicing, Inc., as Seller

By:	/s/ Todd R. Taylor
Name:	Todd R. Taylor
Title:	EVP/CFO

Impac Mortgage Holdings, Inc, as a Guarantor

By:	/s/ William Ashmore
Name:	William Ashmore
Title:	President

Integrated Real Estate Service Corp., as a Guarantor

By:	/s/ Todd R. Taylor
Name:	Todd R. Taylor
Title:	EVP/CFO

Signature Page to Amendment No. 3 to Master Repurchase Agreement